Exhibit 10.3
AMENDMENT NO. 4 TO CREDIT AGREEMENT
     This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment No. 4 ”) is made as of October 26, 2006 among (a) FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership (collectively, the “Borrowers”), (b) the Lenders party hereto, and (c) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 12, 2005, as amended by Amendment No. 1 to Credit Agreement, dated as of January 12, 2006, Amendment No. 2 to Credit Agreement, dated as of January 25, 2005, and Amendment No. 3 to Credit Agreement dated as of March 31, 2006 (as so amended, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrowers on the terms and conditions set forth therein; and
     WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders party hereto are willing to so amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment No. 4, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     2. Amendment to the Credit Agreement. As of the Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:
     2.1. The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is amended by inserting the words “, including without limitation the Collateral Documents (as defined in SECTION 6.2(f))” at the end of such definition immediately after the word “thereto”.
     2.2. The definition of “Secured Indebtedness” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:
     ”‘Secured Indebtedness’ means Indebtedness of a Borrower or any Subsidiary secured by a Lien, other than the Liens described in SECTION 6.2(f).”
     2.3. The definition of “Unencumbered Assets” set forth in Section 1.1 of the Credit Agreement is amended by restating clause (3) thereof in its entirety to read as follows: “(3) free of (and if owned by a Subsidiary or a Joint Venture, the Equity

Interests of such Subsidiary or Joint Venture are free of) all Liens and negative pledges (other than those permitted by clauses (a) through (f) of SECTION 6.2)”.
     2.4. Section 3.3 of the Credit Agreement is amended by (a) inserting the words “and except for filings or recordings that may be necessary to perfect, or maintain the perfection of the security interests created by the Collateral Documents (as defined in SECTION 6.2(f))” at the end of subclause (a) of such Section 3.3 immediately after the word “effect” on the third line, and (b) inserting the words “except for those Liens created by the Collateral Documents” at the end of subclause (d) of such Section 3.3 immediately after the word “Subsidiaries” on the tenth line.
     2.5. Section 3.13 of the Credit Agreement is amended by deleting the words “clauses (a) through (e) of SECTION 6.2” on the eleventh line thereof and substituting the words “clauses (a) through (f) of SECTION 6.2” in place thereof.
     2.6. Section 5.3 of the Credit Agreement is amended by deleting the words “SECTION 6.2(a)” in the fifth line thereof and substituting the words “SECTION 6.3(a)” in place thereof.
     2.7. Section 6.2 of the Credit Agreement is amended by:
     (a) deleting the word “or” at the end of clause (e) thereof, and
     (b) replacing clause (f) thereof in its entirety with the following new clauses (f) and (g):
     ”(f) Liens consisting of (i) the pledge by FelCor Trust or its Subsidiary of its limited partner interest in FelCor Partnership, (ii) a negative pledge on FelCor Trust’s general partner interest in FelCor Partnership and on the Borrowers’ Equity Interests in the Subsidiaries, and (iii) an option to purchase FelCor Trust’s general partner interest in FelCor Partnership if the pledge on the limited partner interests in FelCor Partnership is foreclosed or enforced (and not any real property or other tangible personal property of the Borrowers or any Subsidiary); all of which shall secure the Obligations, any or all of the Senior Unsecured Notes, and the Senior Floating Rate Notes due 2011 to be issued on or about October 31, 2006 (the “New Floating Rate Notes”) on an equal and ratable basis pursuant to the indenture governing the New Floating Rate Notes, and in accordance with pledge agreements, option agreements and intercreditor arrangements (collectively, the “Collateral Documents”) in form and substance satisfactory to the Administrative Agent; provided that such pledge, negative pledges and option shall no longer be required if the New Floating Rate Notes are repaid in full or if the pledge of such collateral shall not be required under the indenture governing the New Floating Rate Notes for any other reason, and the Liens on such collateral securing the Obligations shall be automatically released so long as all other creditors with Liens on such collateral have released or are simultaneously releasing their respective Liens; or
     (g) Liens on assets securing Secured Indebtedness, so long as (i) the incurrence of such Secured Indebtedness is not prohibited by Article VI and (ii) if such Lien is on an Unencumbered Property (other than a Lien permitted by SECTION 6.2(f)), the Borrowers comply with SECTION 5.9 and no Default or Event of Default exists or would exist after giving effect thereto.”
     2.8. Section 6.7 of the Credit is amended by restating clause (i) thereof in its entirety to read as follows: “(i) containing any provision prohibiting or restricting the creation or assumption of any Lien upon its properties (other than (a) mechanics Liens or judgment liens more than 30 days past due, (b) with respect to prohibitions on Liens set forth in a mortgage on a particular property and (c) restrictions on Liens set forth in the indenture and/or related documents for the New Floating Rate Notes (as defined in SECTION 6.2(f)) which require that any collateral granted for the Obligations (other than Obligations not in excess of $100,000,000) must equally and ratably secure the New Floating Rate Notes and which prohibit Liens on the general partner interest in FelCor Partnership or the Equity Interests of the Subsidiary Guarantors unless the New Floating Rate Notes are equally and ratably secured by such Liens), revenues, or assets, whether now owned or hereafter acquired”.
     3. Provisions of General Application.
     3.1. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof that (a) each of the representations and warranties of the Borrowers contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment No. 4 are true as of the date as of which they were made and are true at and as of the date of this Amendment No. 4 (except to the extent that such representations and warranties expressly speak as of a different date), (b) no Default or Event of Default exists on the date hereof, (c) the organizational documents of each of the Borrowers attached to the Secretary’s Certificate dated as of January 27, 2006 remain in full force and effect and, except for such certified copies of amendments or modifications to organizational documents provided to the Administrative Agent and counsel thereto, such organizational documents have not been amended, modified, annulled, rescinded or revoked since January 27, 2006, (d) the organizational documents of each of the Subsidiary Guarantors attached to the Assistant Secretary’s Certificates, each dated as of January 27, 2006, remain in full force and effect and, except for such certified copies of amendments or modifications to organizational documents provided to the Administrative Agent and counsel thereto, such organizational documents have not been amended, modified, annulled, rescinded or revoked since January 27, 2006, and (e) this Amendment No. 4 has been duly authorized, executed and delivered by each of the Borrowers and is in full force and effect as of the Effective Date, and the agreements and obligations of each of the Borrowers contained herein constitute the legal, valid and binding obligations of each of the Borrowers, enforceable against it in accordance with their respective terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors, rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a preceding in equity or at law.
     3.2. No Other Changes. Except as otherwise expressly provided or contemplated by this Amendment No. 4, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect. The Credit Agreement and this Amendment No. 4 shall be read and construed as one agreement.
     3.3. Governing Law. THIS AMENDMENT NO. 4 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4. Assignment. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.
     3.5. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 4, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
     3.6 Loan Documents. This Amendment No. 4 shall be deemed to be a Loan Document under the Credit Agreement.
     3.7 Credit Agreement References. On and after to the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Credit Agreement by the words “thereunder”, “thereof” or words of like import in any Loan Document or other document executed in connection with the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended to by this Amendment No. 4 and any other amendments effective prior to the date hereof.
     4. Effectiveness of this Amendment No. 4. This Amendment No. 4 shall become effective on the date on which the following conditions precedent are satisfied (the “Effective Date”)
     (a) execution and delivery to the Administrative Agent by each of the Required Lenders, the Borrowers, and the Administrative Agent of this Amendment No. 4;
     (b) execution and delivery to the Administrative Agent by each of the Subsidiary Guarantors of a reaffirmation of guaranty in form and substance satisfactory to the Administrative Agent; and

     (c) delivery by the Borrowers to the Administrative Agent of an incumbency certificate of the Borrowers and the Subsidiary Guarantors.
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     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment No. 4 as of the date first set forth above.

BORROWERS:	FELCOR LODGING TRUST INCORPORATED

	By:	/s/ Michael Hughes

		Name:	Michael Hughes
		Title:	Vice President, Finance

FELCOR LODGING LIMITED PARTNERSHIP

	By:	FelCor Lodging Trust Incorporated, its General Partner

		By	/s/ Michael Hughes

		Name:	Michael Hughes
		Title:	Vice President, Finance

LENDERS:	JPMORGAN CHASE BANK, N.A., individually and as Swingline Lender, Issuing Bank and Administrative Agent,
	By:	/s/ Donald Shokrian
		Name:	Donald Shokrian
		Title:	Managing Director

CITICORP NORTH AMERICA, INC.
	By:	/s/ Ricardo James
		Name:	Ricardo James
		Title:	Director

MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ John C. Rowland
	Name:	John C. Rowland
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Roger C. Davis
	Name:	Roger C. Davis
	Title:	Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Brenda Casey
	Name:	Brenda Casey
	Title:	Director

By:	/s/ Joanna Soliman
	Name:	Joanna Soliman
	Title:	Assistant Vice President

MORGAN STANLEY SENIOR FUNDING, INC.
By:
Name:
Title: